Exhibit 10.1

FUSION FUEL GREEN PLC

This Deed of Indemnification (“Deed”) is made as of                       2020 by and between Fusion Fuel Green plc, a public limited company incorporated in Ireland (registered number 669283) having its registered office at 10 Earlsfort Terrace, Dublin 2, D02 T380, Ireland (the “Company”), Fusion Welcome – Fuel, S.A., a public limited company domiciled in Portugal, having its registered office at Ex-Siemens Facilities, Rua da Fábrica, S/N, Sabugo, 2715-376, Almargem do Bispo, Portugal (“FF” and together with the Company, the “Indemnitors”) and [ ● ] (the “Indemnitee”).

RECITALS

WHEREAS, the Indemnitors desire to attract and retain the services of highly qualified individuals, such as Indemnitee, to serve the Indemnitors, their holding companies and subsidiaries (each a “Group Company” or together the “Group”);

WHEREAS, in order to induce Indemnitee to continue to provide services to the Group, the Indemnitors wish to provide for the indemnification of, and advancement of expenses to, Indemnitee to the Maximum Extent Permitted by Law;

WHEREAS, it is reasonable and prudent for the Indemnitors contractually to obligate themselves to indemnify, and to advance expenses on behalf of, such persons to the Maximum Extent Permitted by Law so that they will serve or continue to serve the Group free from undue concern that they will not be so indemnified; and

WHEREAS, this Deed is a supplement to and in furtherance of the indemnification provided in the governing documents or otherwise by law or statute applicable to the Indemnitors and/or any Group Company, any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.

NOW, THEREFORE, the Indemnitors and Indemnitee do hereby covenant and agree as follows:

Section 1. Services to the Indemnitors and/or the Group. Indemnitee agrees to serve as a director, secretary, officer and/or executive of any one or more of the Group Companies. Indemnitee may at any time and for any reason resign from such positions (subject to any other contractual obligation or any obligation imposed by law). This Deed shall not be deemed an employment contract between the Indemnitors (or any one or more Group Company or any Enterprise) and Indemnitee. The foregoing notwithstanding, this Deed shall continue in force after Indemnitee has ceased to serve as a director, secretary, officer and/or executive of the Indemnitors and/or any one or more of the Group Companies as the case may be.

Section 2. Definitions.

As used in this Deed:

(a) “Corporate Status” describes the status of a person as a current or former Representative of a Group Company or of any other Enterprise which such person is or was serving at the request of the Indemnitors or a Group Company.

(b)  “Enforcement Expenses” shall include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with an action to enforce indemnification or advancement rights, or an appeal from such action, including, without limitation, the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent.

(c) “Enterprise” shall mean any domestic or foreign, for-profit or not-for-profit, corporation (other than a Group Company), limited liability company, partnership, joint venture, trust, employee benefit plan or other legal entity of which Indemnitee is or was serving as a Representative at the request of the Indemnitors or a Group Company.

(d)  “Expenses” shall include all reasonable attorneys’ fees, retainers, court costs (including trial and all appeals), transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding or an appeal resulting from a Proceeding, including without limitation the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

(f) “Indemnifiable Event” shall mean any event or occurrence that takes place either prior to or after the execution of this Deed, related to the fact that Indemnitee is or was a director, secretary, officer and/or executive of the Indemnitors or a Group Company, or while a director, secretary, officer and/or executive of the Indemnitors or a Group Company is or was serving at the request of such entity as a director, officer, secretary, employee, trustee, agent, or fiduciary of another foreign or domestic corporation, partnership, limited liability company, joint venture, employee benefit plan, trust, or other Enterprise, or related to anything done or not done by Indemnitee in any such capacity, whether or not the basis of the Proceeding is alleged action in an official capacity as a director, officer, secretary, employee, trustee, agent, or fiduciary or in any other capacity while serving as a director, officer, secretary, employee, trustee, agent, or fiduciary.

(g) “Independent Counsel” shall mean a law firm, or a partner (or, if applicable, member) of such a law firm, that is experienced in matters of applicable law and neither presently is, nor in the past five years has been, retained to represent: (i) the Indemnitors, a Group Company, or any Indemnitee in any matter material to any such party (other than with respect to matters concerning Indemnitee under this Deed, or of other indemnitees under similar indemnification agreements with the Indemnitors or a Group Company), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Indemnitors or a Group Company or Indemnitee in an action to determine Indemnitee’s rights under this Deed except to the extent that any such conflict of interest has been waived by the parties so conflicted or potentially conflicted. The Indemnitors agree to pay the reasonable fees and expenses of the Independent Counsel referred to above and to fully indemnify such counsel against any and all expenses, claims, liabilities and damages arising out of or relating to this Deed or its engagement pursuant hereto.

(h) “Losses” shall mean any and all Expenses, damages, losses, liabilities, judgments, fines penalties (whether civil, criminal, or otherwise), and amounts paid or payable in settlement, interest, assessments, and all other charges paid or payable by Indemnitee or on his or her behalf in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding or an appeal resulting from a Proceeding, or any claim, issue, or matter therein.

(h) “Maximum Extent Permitted by Law” shall include, but not be limited to, the maximum extent authorized or permitted by (i) applicable law, as such laws may from time to time be amended to increase the scope of such permitted indemnification, (ii) the provisions of the applicable governing documents of an Indemnitor that authorize, permit or contemplate indemnification by agreement, court action or the corresponding provision of any amendment to or replacement of such provisions, (iii) any amendments to or replacements of applicable law, and (iv) governing documents of the Indemnitors adopted after the date of this Deed that either increase or decrease the extent to which a company may indemnify its directors, secretaries, officers and executives.

(i)  “Proceeding” shall include any threatened, pending or completed action, suit, arbitration, alternative dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought in the right of the Indemnitors, any Group Company or otherwise and whether of a civil, criminal, administrative or investigative nature, in which Indemnitee was, is or will be involved as a party, witness, or otherwise by reason of the fact that Indemnitee is or was a Representative of the Indemnitors or any Group Company or is or was serving at the request of the Indemnitors or any Group Company as Representative of any Enterprise or by reason of any action taken by him or her or of any action taken on his or her part while acting as a Representative of the Indemnitors or any Group Company or while serving at the request of the Indemnitors or any Group Company as a Representative of any Enterprise, in each case whether or not serving in such capacity at the time any liability or expense is incurred for which indemnification, reimbursement or advancement of expenses can be provided under this Deed; provided, however, that the term “Proceeding” shall not include any action, suit or arbitration, or part thereof, initiated by Indemnitee to enforce Indemnitee’s rights under this Deed as provided for in Section 11(a) of this Deed.

(j)  “Representative” shall mean a person occupying the position or discharging the functions of a director, officer, employee, fiduciary, trustee or agent thereof, regardless of the name or title by which the person may be designated. The term does not imply that a director, secretary, officer or executive, as such, is an agent of a corporation.

Section 3. Indemnity. To the Maximum Extent Permitted by Law, the Indemnitors shall indemnify Indemnitee in accordance with the provisions of this Section 3 in the event the Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding relating in whole or in part to an Indemnifiable Event. Pursuant to this Section 3, Indemnitee shall be indemnified to the Maximum Extent Permitted by Law against all Losses, if Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Indemnitors or any Group Company and, in the case of a criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful, in each case, as determined in accordance with Section 9; provided, however, that the Indemnitors have no obligation to indemnify the Indemnitee for amounts paid in settlement without the Indemnitors’ prior written consent.

Section 4. Indemnification for Expenses of a Party who is Wholly or Partly Successful. Notwithstanding any other provisions of this Deed and except as provided in Section 8, to the extent that Indemnitee is a party to or a participant in any Proceeding or defense of any claim, issue or matter therein, relating in whole or in part to an Indemnifiable Event, and Indemnitee is successful (on the merits or otherwise) then the Indemnitors shall indemnify Indemnitee, to the Maximum Extent Permitted by Law, against all Expenses actually and reasonably incurred by him or her in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Indemnitors shall indemnify Indemnitee to the Maximum Extent Permitted by Law against all Expenses actually and reasonably incurred by him or her or on his or her behalf in connection with each successfully resolved claim, issue or matter. For the purposes of this Section, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

Section 5. Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Deed, to the extent that Indemnitee is, by reason of his or her Corporate Status, a witness in any Proceeding to which Indemnitee is not a party and is not threatened to be made a party, to The Maximum Extent Permitted by Law, he or she shall be indemnified against all Expenses actually and reasonably incurred by him or her or on his or her behalf in connection therewith.

Section 6. Exclusions. Notwithstanding any provision in this Deed to the contrary, the Indemnitors shall not be obligated under this Deed:

(a)  to make any indemnity for amounts otherwise indemnifiable hereunder (or for which advancement is provided hereunder) if and to the extent that Indemnitee has otherwise actually received such amounts under any insurance policy, contract, agreement or otherwise, except with respect to any excess beyond the amount paid under any such insurance policy, contract, agreement or other indemnity provision;

(b)  to make any indemnity for an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of a Group Company within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, of the United States of America or similar provisions of U.S. state statutory law or common law;

(c)  to make any indemnity or advancement in connection with any Proceeding (or any part of any Proceeding) initiated by Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Indemnitors or any Group Company or their directors, officers, employees or other indemnitees, unless (i) the Indemnitors authorised the Proceeding (or any part of any Proceeding) prior to its initiation, (ii) the Indemnitors provide the indemnification, in their sole discretion, pursuant to the powers vested in the Indemnitors under applicable law, (iii) such Proceeding (or any part of any Proceeding) is initiated after a Change of Control has occurred after the date of this Deed or (iv) such Proceeding (or any part of any Proceeding) is brought to establish or enforce a right to indemnification under this Deed or any other law, statute or rule; or

(d)  to make any indemnity or advancement that is expressly prohibited by applicable law (including, with respect to any Representative, in respect of any liability expressly prohibited from being indemnified or otherwise limited, including pursuant to section 235 of the Irish Companies Act 2014 (provisions exempting officers from liability void) and article 72 of the Portuguese Companies Code (including any successor provisions)), but (i) in no way limiting any rights under sections 233 and 234 of the Irish Companies Act 2014 (power of court to grant relief to officers) (including any successor provisions) or (ii) to the extent any such limitations or prescriptions are amended or determined by a court of competent jurisdiction to be void or inapplicable, or relief to the contrary is granted, then the Indemnitee shall receive the greatest rights then available under law.

Section 7. Advances of Expenses. The Indemnitors shall advance, to The Maximum Extent Permitted by Law, the Expenses incurred by Indemnitee in connection with any Proceeding, and such advancement shall be made within twenty (20) days after the receipt by the Indemnitors of a statement or statements requesting such advances (which shall include invoices received by Indemnitee in connection with such Expenses but, in the case of invoices in connection with legal services, any references to legal work performed or to expenditures made that would cause Indemnitee to waive any privilege accorded by applicable law shall not be included with the invoice) from time to time, whether prior to or after final disposition of any Proceeding. Advances shall be unsecured and interest free. Advances shall be made without regard to Indemnitee’s ability to repay the expenses and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Deed. Indemnitee shall qualify for advances upon the execution and delivery to the Indemnitors of this Deed which shall constitute an undertaking providing that Indemnitee undertakes to the maximum extent required by law to repay the advance if and to the extent that it is ultimately determined by a court of competent jurisdiction in a final judgment, not subject to appeal, that Indemnitee is not entitled to be indemnified by the Indemnitors. The right to advances under this paragraph shall in all events continue until final disposition of any Proceeding, including any appeal therein. Nothing in this Section 7 shall limit Indemnitee’s right to advancement pursuant to Section 11(e) of this Deed.

Section 8. Procedure for Notification and Defense of Claim.

(a)  To obtain indemnification under this Deed, Indemnitee shall submit to the Indemnitors a written request therefor and, if Indemnitee so chooses pursuant to Section 9 of this Deed, such written request shall also include a request for Indemnitee to have the right to indemnification determined by Independent Counsel.

(b)  The Indemnitors will be entitled to participate in the Proceeding at their own expense.

Section 9. Procedure upon Application for Indemnification.

(a)  Upon written request by Indemnitee for indemnification pursuant to Section 8(a), a determination, if such determination is required by applicable law, with respect to Indemnitee’s entitlement thereto shall be made in the specific case: (i) by Independent Counsel in a written opinion to the Indemnitors if Indemnitee so requests in such written request for indemnification pursuant to Section 8(a), or (ii) by the Indemnitors in accordance with applicable law if Indemnitee does not so request such determination be made by Independent Counsel. In the case that such determination is made by Independent Counsel, a copy of Independent Counsel’s written opinion shall be delivered to Indemnitee and the Indemnitors and, if it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within twenty (20) days after such determination. Indemnitee shall cooperate with the Independent Counsel or the Indemnitors, as applicable, making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such counsel or the Indemnitors, upon reasonable advance request, any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. To the Maximum Extent Permitted by Law any costs or expenses (including reasonable attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the Independent Counsel or the Indemnitors shall be borne by the Indemnitors (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Indemnitors hereby indemnify and agree to hold Indemnitee harmless therefrom.

(b)  In the event that Indemnitee exercises his or her right to have his or her entitlement to indemnification determined by Independent Counsel pursuant to clause (i) of Section 9 (a), the Independent Counsel shall be selected by Indemnitee and notified in writing to the Indemnitors. The Indemnitors may, within ten (10) days after written notice of such selection, deliver to Indemnitee a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 2 of this Deed, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or it has been determined by arbitration that such objection is without merit. If, within twenty (20) days after the later of (i) submission by Indemnitee of a written request for indemnification and Independent Counsel pursuant to Sections 8(a) and 9(a)(i) hereof, respectively, and (ii) the final disposition of the Proceeding, including any appeal therein, no Independent Counsel shall have been selected without objection, Indemnitee shall be entitled to seek (i) a resolution by means of arbitration pursuant to Section 11(a) of this Deed of any objection which shall have been made by the Indemnitors to the selection of Independent Counsel, and/or (ii) the appointment as Independent Counsel of a person selected by an arbitrator.  The person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 9(a) hereof. Upon the due commencement of an arbitration pursuant to Section 11(a) of this Deed, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

Section 10. Presumptions and Effect of Certain Proceedings.

(a)  In making a determination with respect to entitlement to indemnification hereunder, it shall be presumed that Indemnitee is entitled to indemnification under this Deed if Indemnitee has submitted a request for indemnification in accordance with Section 8(a) of this Deed, and the Indemnitors shall have the burden of proof to overcome that presumption in connection with the making of any determination contrary to that presumption. Neither (i) the failure of the Indemnitors or of Independent Counsel to have made a determination prior to the commencement of any action pursuant to this Deed that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor (ii) an actual determination by the Indemnitors or by Independent Counsel that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

(b)  The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of guilty, nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Deed) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Indemnitors or any Group Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his or her conduct was unlawful.

(c)  The knowledge and/or actions, or failure to act, of any Representative of the Indemnitors, any Group Company or any Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Deed.

(d) Indemnitee shall be deemed to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of an Indemnitor or a Group Company, or, with respect to any criminal Proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his or her action is based on (i) the records or books of account of an Indemnitor or a Group Company, including financial statements, (ii) information supplied to him or her by an officer or director of an Indemnitor or Group Company in the course of such person’s duties, (iii) the advice of legal counsel for an Indemnitor or Group Company, or of an independent certified public accountant or an appraiser or other expert selected by an Indemnitor or Group Company. The provisions of this Section shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth herein.

Section 11. Remedies of Indemnitee.

(a)  Subject to Section 11(f), in the event that (i) a determination is made pursuant to Section 9 of this Deed that Indemnitee is not entitled to indemnification under this Deed, (ii) advancement of Expenses is not timely made pursuant to Section 7 of this Deed, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 9(a) of this Deed within sixty (60) days after receipt by the Indemnitors of the request for indemnification that does not include a request for Independent Counsel, (iv) payment of indemnification is not made pursuant to Section 4 or 5 or the last sentence of Section 9(a) of this Deed within twenty (20) days after receipt by the Indemnitors of a written request therefor or (v) payment of indemnification pursuant to Section 3 of this Deed is not made within twenty (20) days after a determination has been made that Indemnitee is entitled to indemnification, Indemnitee shall be entitled to seek an award in arbitration administered by the International Centre for Dispute Resolution in accordance with its International Arbitration Rules. All disputes shall be heard by a single arbitrator. The place of arbitration shall be Dublin, Ireland. The arbitration hearing may take place by way of videoconference. The language of the arbitration shall be English. Except as may be required by law, neither a party nor its representatives may disclose the existence, content, or results of any arbitration hereunder without the prior written consent of all parties. The arbitration award shall be final and binding on the parties, and the parties undertake to carry out any award without delay. Judgment upon the award may be entered by any court having jurisdiction of the award or having jurisdiction over the relevant party or its assets.

(b)  In the event that a determination shall have been made pursuant to Section 9(a) of this Deed that Indemnitee is not entitled to indemnification, any arbitration commenced pursuant to this Section 11 shall be conducted in all respects as a de novo arbitration on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. In any arbitration commenced pursuant to this Section 11, the Indemnitors shall have the burden of proving Indemnitee is not entitled to indemnification or advancement, as the case may be.

(c)  If a determination shall have been made pursuant to Section 9(a) of this Deed that Indemnitee is entitled to indemnification, the Indemnitors shall be bound by such determination in any arbitration commenced pursuant to this Section 11, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(d)  The Indemnitors shall be precluded from asserting in any arbitration commenced pursuant to this Section 11 that the procedures and presumptions of this Deed are not valid, binding and enforceable and shall stipulate before any such arbitrator that the Indemnitors are bound by all the provisions of this Deed.

(e)  The Indemnitors shall indemnify Indemnitee against any and all Enforcement Expenses and, if requested by Indemnitee, shall (within twenty (20) days after receipt by the Indemnitors of a written request therefor) advance, to the Maximum Extent Permitted by Law, such Enforcement Expenses to Indemnitee, which are incurred by Indemnitee in connection with any action brought by Indemnitee for indemnification or advancement from the Indemnitors under this Deed or under any liability insurance policies maintained by the Indemnitors or any Group Company for coverage of any Representatives of the Indemnitors or any Group Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement or insurance recovery, as the case may be, in the suit for which indemnification or advancement is being sought.

(f)  Notwithstanding anything in this Deed to the contrary, no determination as to entitlement to indemnification under this Deed shall be required to be made prior to the final disposition of the Proceeding, including any appeal therein.

Section 12. Non-exclusivity; Survival of Rights; Insurance; Subrogation.

(a)  The rights of indemnification and to receive advancement as provided by this Deed shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the governing documents of the Indemnitors, any bylaws, any agreement, a vote of shareholders or a resolution of directors, or otherwise and rights of the Indemnitee under this deed shall supplement and be in furtherance of any other such rights. To the Maximum Extent Permitted by Law, no amendment, alteration or repeal of this Deed or of any provision hereof shall limit or restrict any right of Indemnitee under this Deed in respect of any action taken or omitted by such Indemnitee in his or her Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in law, whether by statute or judicial decision, permits greater indemnification or advancement than would be afforded currently under any governing documents of the Indemnitors and this Deed, it is hereby agreed by the parties that Indemnitee shall enjoy by this Deed the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

(b) If, at the time of the receipt of a notice of a claim pursuant to the terms hereof, the Indemnitors or any Group Company have liability insurance in effect covering Representatives of the Indemnitors or any Group Company, the Indemnitors shall give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Indemnitors shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

(c)  In the event of any payment under this Deed, the Indemnitors shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Indemnitors to bring suit to enforce such rights.

(d)  The Indemnitors shall not be liable under this Deed to make any payment of amounts otherwise indemnifiable hereunder or for which advancement of Expenses is provided hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement.

(e)  The Indemnitors’ obligation to provide indemnification or advancement hereunder to Indemnitee who is or was serving at the request of the Indemnitors or any Group Company as a Representative of any other Enterprise shall be reduced by any amount Indemnitee has actually received as indemnification or advancement from such other Enterprise.

Section 13. Duration of Deed. This Deed shall continue until and terminate upon the later of: (a) ten (10) years after the date that Indemnitee shall have ceased to serve as a Representative of the Indemnitors and/or any Group Company as the case may be or (b) one (1) year after the final termination of any Proceeding, including any appeal, then pending in respect of which Indemnitee is granted rights of indemnification or advancement hereunder and of any proceeding commenced by Indemnitee pursuant to Section 11 of this Deed relating thereto.

Section 14. Successors and Assigns. This Deed shall be binding upon the Indemnitors and their successors and assigns and shall inure to the benefit of Indemnitee and his or her heirs, executors and administrators. The Indemnitors shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation, division or otherwise) to all, substantially all or a substantial part, of the business and/or assets of the Indemnitors, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Deed in the same manner and to the same extent that the Indemnitors would be required to perform if no such succession had taken place.

Section 15. Joint and Several Liability. The Indemnitors expressly confirm and agree that the obligations contained in this Deed on the part of the Indemnitors shall be construed and take effect as, to the Maximum Extent Permitted by Law, joint and several obligations of the Company and FF and the act or default of any one of them shall be deemed to be the act or default of each of them;

Section 16. Severability. If any provision or provisions of this Deed is or becomes invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Deed (including without limitation, each portion of any section of this Deed containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to The Maximum Extent Permitted by Law; (b) such provision or provisions shall be deemed reformed to the minimum extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Deed (including, without limitation, each portion of any section of this Deed containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

Section 17. Enforcement.

(a)  The Indemnitors expressly confirm and agree that they have entered into this Deed and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as a director, secretary, officer and/or executive of the Company and/or a Group Company, and the Indemnitors acknowledge that Indemnitee is relying upon this Deed in serving as a director, secretary, officer and/or executive of the Company and/or a Group Company.

(b)  This Deed constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof; provided, however, that this Deed is a supplement to and in furtherance of any governing documents of the Indemnitors and any Group Company and applicable law, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.

Section 18. Modification and Waiver. No supplement, modification or amendment, or waiver of any provision, of this Deed shall be binding unless executed in writing by the parties thereto. No waiver of any of the provisions of this Deed shall be deemed or shall constitute a waiver of any other provisions of this Deed nor shall any waiver constitute a continuing waiver.

Section 19. Notice by Indemnitee. Indemnitee agrees promptly to notify the Indemnitors in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement as provided hereunder. The failure of Indemnitee to so notify the Indemnitors shall not relieve the Indemnitors of any obligation which they may have to Indemnitee under this Deed or otherwise.

Section 20. Notices. All notices, requests, demands and other communications under this Deed shall be in writing and shall be deemed to have been duly given if (a) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, (b) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed, (c) mailed by reputable overnight courier and receipted for by the party to whom said notice or other communication shall have been directed, or (d) sent by email:

(a)  If to Indemnitee, at such address as Indemnitee shall provide to the Indemnitors.

(b)  If to the Indemnitors to:

Address:	Secretary

Fusion Fuel Green plc

10 Earlsfort Terrace

Dublin 2

D02 T380

Ireland

Email:	By email to the Secretary

Address:	Secretary

Fusion Welcome – Fuel, S.A.

Ex-Siemens Facilities

Rua da Fábrica, S/N

Sabugo, 2715-376

Almargem do Bispo

Portugal

Email:	By email to the Secretary

or to any other address as may have been furnished to Indemnitee by the Indemnitors.

Section 21. Contribution. To the Maximum Extent Permitted by Law, if the indemnification provided for in this Deed is unavailable to Indemnitee for any reason whatsoever, the Indemnitors, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for Losses and/or for Expenses, in connection with any Proceeding in such proportion as Independent Counsel deems fair and reasonable in light of all of the circumstances in order to reflect (i) the relative benefits received by the Indemnitors and/or any Group Company and Indemnitee in connection with the event(s) and/or transaction(s) giving rise to such Proceeding; and/or (ii) the relative fault of the Indemnitors and/or any Group Company (and its or their Representatives) and Indemnitee in connection with such event(s) and/or transactions.

Section 22. Applicable Law and Consent to Jurisdiction. This Deed and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of Ireland, without regard to its conflict of laws rules. Any dispute or claim arising out of or relating to your appointment shall be determined by arbitration administered by the International Centre for Dispute Resolution in accordance with its International Arbitration Rules.  All disputes shall be heard by a single arbitrator. The place of arbitration shall be Dublin, Ireland. The arbitration hearing may take place by way of videoconference. The language of the arbitration shall be English. Except as may be required by law, neither a party nor its representatives may disclose the existence, content, or results of any arbitration hereunder without the prior written consent of all parties. The arbitration award shall be final and binding on the parties, and the parties undertake to carry out any award without delay.  Judgment upon the award may be entered by any court having jurisdiction of the award or having jurisdiction over the relevant party or its assets. The Indemnitors and Indemnitee each hereby consent to service of process at the addresses set forth in or pursuant to Section 20 of this Deed.

Section 23. Identical Counterparts. This Deed may be executed in one or more counterparts (including by facsimile or .pdf), each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Deed. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Deed.

Section 24. Miscellaneous. The headings of the sections of this Deed are inserted for convenience only and shall not be deemed to constitute part of this Deed or to affect the construction thereof.

IN WITNESS WHEREOF, the parties have caused this Deed to be signed and delivered as of the day and year first above written.

GIVEN under the common seal of

FUSION FUEL GREEN PUBLIC LIMITED COMPANY

and DELIVERED as a DEED

Signed:

in the presence of:

(Witness’ Signature)

(Witness’ Address)

(Witness’ Occupation)

EXECUTED by

FUSION WELCOME – FUEL, S.A.

and DELIVERED as a DEED

Signed:

in the presence of:

(Witness’ Signature)

(Witness’ Address)

(Witness’ Occupation)

SIGNED AND DELIVERED as a deed

by *

in the presence of:

(Witness’ Signature)

(Witness’ Address)

(Witness’ Occupation)

Current Indemnitee Address/Phone

*Print Name

[Signature Page – Deed of Indemnification]